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                         FORM OF SEVERANCE AGREEMENT



This AGREEMENT is made and entered into this 1st day of July, 1998 by and among PVF Capital Corporation (the "Corporation"), a corporation organized under the laws of the State of Ohio, Park View Federal Savings Bank (the "Bank"), an OTS-chartered, FDIC- insured savings association with its main office located in Bedford Heights, Ohio and ____________________ (the "Executive"). Any reference to the "Board of Directors" herein shall mean the Board of Directors of the Bank or a committee serving at the pleasure of the Board of Directors of the Bank.. Any reference to "FDIC" herein shall mean the Federal Deposit Insurance Corporation. Any reference to "OTS" shall mean the Office of Thrift Supervision.

WHEREAS, the Executive has heretofore served as an employee of the Bank:

NOW THEREFORE, in consideration of the performance of the responsibilities of the Executive and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

1.  No Employment Contract
    ----------------------

The parties hereto acknowledge and agree that this Agreement is not a management or employment agreement and that nothing in this Agreement shall give the Executive any rights or impose any obligations to continued employment by the Bank or Corporation or any subsidiary or successor of the Bank or Corporation, nor shall it give the Bank or Corporation any rights or impose any obligations for the continued performance of duties by the Executive for the Bank or Corporation or any subsidiary or successor of the Bank or Corporation.

2.  Term of Agreement
    -----------------

The initial term of this Agreement shall be for a period of three (3) years commencing July 1, 1998 (hereafter referred to as the "Anniversary Date"). Commencing on the first Anniversary Date of this Agreement, and continuing at each Anniversary Date thereafter, the Agreement shall automatically renew for one (1) additional year beyond the then effective



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expiration date only upon a determination and resolution of the Board of
Directors that the performance of the Executive has met the requirements and standards of the Board and that such term shall be extended If the Board of Directors determines not to extend the term, it shall promptly so notify the Executive, with such election by the Board not to extend the term not to otherwise affect the then effective term of this Agreement. Reference herein to the term of this Agreement shall refer both to such initial term and such extended terms. Unless sooner terminated as set forth herein, this contract shall terminate when the Executive reaches age sixty-five (65).

3.  Termination for Cause
    ---------------------

If the Corporation or Bank terminates the Executive's employment for cause (as defined below), all of the Bank's and Corporation's obligations hereunder shall immediately terminate as of the termination date. As used herein, "for cause" shall mean (i) gross misconduct by the Executive that is materially inconsistent with the terms hereof, or (ii) material failure by the Executive to perform his duties, either of which continues after written notice thereof and a fifteen
(15) day chance to cure or (iii) the Executive's conviction for committing a felony.

4.  Voluntary Termination of Agreement
    ----------------------------------

This Agreement may be terminated by the Executive at any time upon ninety (90) days' written notice to either the Bank or the Corporation or upon such shorter period as may be agreed upon between the Executive and the Board of Directors.

5.  Governmental Termination of Agreement
    -------------------------------------

(a) If the Executive is removed from office and/or permanently prohibited from participating in the conduct of the Bank's or the Corporation's affairs by an order issued under Section 8(e) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1818(e), all obligations of the Bank and the Corporation under this Agreement shall terminate, as of the effective date of the order.

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(b) If the Bank is in default (as defined in Section 3(x)(1) of the Federal
Deposit Insurance Act), all obligations under this Agreement shall terminate.

(c) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank, by the Director of the OTS or his or her designee at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, or by the Director of the OTS or his or her designee at the time the Director of the OTS or his or her designee approves a supervisory merger to resolve problems related to the operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

(d) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1818(e)(3) or (g)(1), the Corporation's and the Bank's obligations under subparagraphs 6(a), (b) and (c) of this Agreement shall be suspended as the date of service, unless stayed by appropriate proceedings.

(e) If the charges in the notice referenced in subparagraph 5(d) are dismissed, the Board of Directors may in its discretion:

         (i) pay the Executive all or part of the severance benefits while its contract obligations were suspended, and

         (ii) reinstate (in whole or in part) any of its obligations which were suspended as required in subparagraph (d) above.


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6.  Severance Payments or Termination Benefits
    ------------------------------------------

For purposes of this Agreement, the severance payments and termination benefits specified in this Paragraph 6 shall be payable to the Executive subsequent to the occurrence of one of the following events:

         - Involuntary termination of the Executive's employment with the Bank or Corporation with or within one (1) year after a Change in Control other than for Cause or pursuant to Paragraphs 4 or 5 of this Agreement. For purposes of this section, Change in Control shall have the same meaning as such term is defined in Paragraph 8 and Cause shall have the same meaning as such term is defined in Paragraph 3.

         - Voluntary of involuntary termination for Good Reason, as defined in Paragraph 7, and other than for Cause or pursuant to Paragraphs 4 or 5 of this Agreement.

(a) Upon the Executive's termination as a result of one of the events specified in this Paragraph 6, the Bank or Corporation shall pay to Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate as the case may be, as severance pay or liquidated damages, or both, a sum equal to two times the Executive's annual compensation For purposes of this Paragraph, compensation shall be defined as the Executive's base salary and annual incentive compensation for the calendar year immediately preceding the year in which the above-mentioned event occurs. Such payment shall be paid to the Executive in a lump sum within thirty (30) days of the Executive's date of termination.

(b) Upon the Executive's termination as a result of one of the events specified in this Paragraph 6, the Bank or Corporation shall cause the Executive to become fully vested in any qualified and/or nonqualified plans, programs or arrangements in which the Executive participated in subject to the limitations described in Paragraph 6(d) and notwithstanding any provisions contained in the respective Agreement of the plan, program or arrangement. The Bank shall also contribute to the Executive's 401(k) Plan Account the Bank's matching and/or profit sharing which would have been paid had the Executive remained in the employ of the Bank throughout the remainder of the 401(k) Plan year.

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(c) Upon the Executive's termination as a result of one of the events specified in this Paragraph 6, the Corporation or Bank will cause to be continued life, health and disability insurance coverage substantially identical to the coverage maintained by the Bank or the Corporation for the Executive prior to his severance. Such coverage shall cease upon the earlier of Executive's employment by another employer or twelve (12) months from such termination. Upon the expiration of the twelve (12) month period, Executive shall have the option of continuing health insurance coverage at his/her own expense for a period not less than the number of months by which the Consolidated Omnibus Budget Reconciliation Act (COBRA) continuation period exceeds twelve (12) months.

(d) Notwithstanding any provision in this Agreement to the contrary, if the compensation and benefits provided to the Executive pursuant to or under this Agreement, either alone or in combination with other compensation and benefits received by the Executive from the Bank or Corporation, would constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986 as amended (the "Code") or the regulations adopted or proposed thereunder, then the compensation and benefits payable pursuant to or under this Agreement shall be reduced to the extent necessary so that no portion thereof shall be subject to any excise tax imposed by Section 4999 or other Section of the Code. The determination of what amounts would constitute "parachute payments" within the meaning of Section 280G of the Code shall be made by an independent accounting firm or other independent tax counsel selected by the Corporation and approved by the Executive or any other party entitled to receive compensation or benefits provided hereunder. In the event that any reduction of amounts to be paid is required under this Paragraph, the Corporation and the Bank shall consult with the Executive in determining the order in which compensation and benefits shall be reduced.

(e) The Executive shall not be required to mitigate the amount of any payment required hereunder by seeking other employment or otherwise nor shall the amount paid hereunder be reduced or offset by any compensation earned or received by the Executive as a result of employment with another employer or self-employment. The amount paid hereunder shall not be reduced by any other plan, program, policy or arrangement of the Bank or Corporation provided such amounts are not included in the computation of the Executive's "parachute payment" as defined by Section 280G(b)(2) and as determined by the independent accounting firm referred to



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in Paragraph 6(d). Benefits provided under Paragraph 6(c) shall be reduced to the extent comparable benefits are actually received by the Executive from or through another employer.

7.  Good Reason
    -----------

For purposes of this Agreement, "Good Reason" shall mean the occurrence any of the events or conditions described in subparagraphs (a) through (f) hereof without the Executive's express written consent; provided the Executive's right to terminate his employment pursuant to this Paragraph 7 shall not be affected by his incapacity due to physical or mental illness.

(a) A change in the Executive's status, title, position or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, does not represent a promotion from his status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Executive from or failure to reappoint him to any of such positions, except in connection with the termination of his employment for (i) Cause, (ii) pursuant to Paragraphs 4 or 5, (iii) by the Executive other than for Good Reason;

(b) A material reduction by the Bank or the Corporation in the Executive's base salary. For purpose of this Agreement, The determination of whether a reduction in the executives base salary is considered material shall be at the discretion of the Board.

(c) The relocation of Executive's principal place of employment to a location that is more than thirty five (35)-miles from the location where Executive was principally employed immediately prior to such relocation or the Bank's or the Corporation's requiring the Executive to be based at any place other than the location where the Executive was based immediately prior such change except for reasonably required travel (as determined by the Board of Directors) on the Bank's or the Corporation's business.

(d) The failure by the Bank or the Corporation to continue to provide the Executive with benefits substantially similar to those provided to him under any of the employee benefit plans in which the



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Executive becomes a participant, or Bank or the Corporation which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by him. For purposes of this Agreement, the determination of a direct or material indirect reduction or material fringe benefit shall be made by the Board of Directors in its sole discretion.

(e) Death prior to retirement. In the event the Executive should die while actively employed by the Bank or Corporation prior to retirement.

(f) Disability prior to retirement. Should the Executive become totally disabled while actively employed by the Bank or Corporation prior to retirement. For purpose of this agreement, the term "Totally disabled" means that because of injury or sickness, Executive is unable to perform the duties of his occupation.

8.  Change in Control
    -----------------

(a) If, during the term of this Agreement, there is a Change in Control of the Bank or Corporation, the Executive shall be entitled to severance payments and/or termination benefits as described in Paragraph 6 in the event the Executive's employment with the Bank or the Corporation is involuntarily terminated, in connection with or within one (1) year after the Change in Control, other than for Cause or pursuant to Paragraphs 4 or 5. This payment shall also be made in the case of the Executive's voluntary termination of employment for Good Reason (as defined in Paragraph 7) in connection with, or within one (1) year after, a Change in Control of the Bank or Corporation. Such voluntary termination of employment for Good Reason in connection with or within one (1) year after a Change in Control of the Bank or Corporation shall not constitute a termination for Cause or a voluntary termination subject to Paragraph 4 of this Agreement.

(b) For purposes of this Agreement, a "Change in Control of the Bank or Corporation" shall mean:

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         (i)      The acquisition by a person or persons acting in concert of the power to vote twenty five percent (25%) or more of a class of the Corporation's voting securities, or the acquisition by a person of the power to direct the Bank's or Corporation's management or policies, if the Board of Directors or the OTS has made a determination that such acquisition constitutes or will constitute an acquisition of control of the Bank or Corporation for the purposes of the Savings & Loan Holding Company Act or the Change in Bank Control Act and the regulations thereunder;

         (ii) during any period of two (2) consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Bank or the Corporation cease, for any reason, to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors in office at the beginning of the period.

         (iii) the Corporation shall have merged into or consolidated with another corporation, or merged another corporation into the Corporation, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Corporation prior to such merger or consolidation; or

         (iv) the Corporation shall have sold (i) substantially all of its assets; or, (ii) the Bank, to another person. The term "person" refers to an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or other entity.

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9.  Withholding of Taxes
    --------------------

The Bank or Corporation may withhold from any benefits payable under this Agreement all Federal, state, city or other taxes as may be required pursuant to any law, governmental regulation or ruling.

10. Payment of Legal and/or Accounting Fees
    ---------------------------------------

Reasonable legal and/or accounting fees and expenses paid or incurred any dispute or question of interpretation relating to the Agreement shall be paid or reimbursed by the Corporation in accordance with the following:

(a) If the Executive, the Bank or the Corporation initiates a proceeding and the Executive prevails, all reasonable legal and/or accounting fees and expenses shall be paid by the Corporation.

(b) If the Executive initiates a proceeding and does not prevail on his/her claim, then the Corporation shall reimburse the Executive for all legal and/or accounting fees and expenses but not to exceed the sum of $25,000.

11. Successor Organization
    ----------------------

The obligations of the Corporation and the Bank as set forth herein shall continue to be the obligation of any successor organization, any organization which purchases substantially all of the liabilities of the Corporation or the Bank, as well as any organization which assumes substantially all of the liabilities of the Corporation or the Bank whether by merger, consolidation, or other form of business combination. This Agreement is personal to the Executive and the Executive may not delegate his duties hereunder.



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12.  Notices

All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

(a)  If to the Bank, to:

                              Park View Federal Savings Bank
                              ------------------------------
                              2618 N. Moreland Blvd.
                              ------------------------------
                              Cleveland, OH 44120
                              ------------------------------

                              ------------------------------

(b) If to the Executive, to:


                              ------------------------------

                              ------------------------------

                              ------------------------------

                              ------------------------------

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

13.  Amendments
     ----------

No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.



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14.  Paragraph Headings
     ------------------

The paragraph headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

15.  Severability
     ------------

The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

16.  Governing Law
     -------------

This Agreement shall, except to the extent that federal law (including any law, rule, or regulations of the OTS or the FDIC) shall be deemed to apply, be governed by and construed and enforced in accordance with the laws of Ohio.

17.  Arbitration
     -----------

Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

18.  Safety and Soundness Limitations
     --------------------------------

Notwithstanding any other provision of this Agreement, no severance benefits under Paragraph 8 shall be paid or payable in respect of any year in which the Bank (i) fails to meet any applicable capital requirements imposed by Part 567 of the OTS regulations (or successor regulations) after giving effect to the payment of severance benefits hereunder, (ii) receives or maintains a safety and soundness CAMEL rating of 4 or 5 from the OTS, or (iii) is subject to a proceeding to terminate deposit insurance. Severance benefits can be paid under clause (i) above to the extent that such payment would not cause the Bank to fail to meet any applicable capital requirements imposed by Part 567 of the OTS regulations. In addition, no severance benefits under Paragraph 8



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shall be paid or payable if the Executive has committed any fraudulent act or omission or other fiduciary breach that had or is likely to have a material adverse affect on the Bank or the Corporation.

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first herein above written.

WITNESSES:                                 PVF CAPITAL CORP.


                                           BY:
---------------------------------               --------------------------------


                                           ITS:
---------------------------------               --------------------------------


WITNESSES:                                 PARK VIEW FEDERAL SAVINGS BANK


                                           BY:
---------------------------------               --------------------------------


                                           ITS:
---------------------------------               --------------------------------


WITNESSES:


                                                                    ("Executive)
---------------------------------          -------------------------


---------------------------------


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